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                                                                      Exhibit 12

                          LOCKHEED MARTIN CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                          (In millions, except ratio)
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


EARNINGS:
Net earnings                                              $269
Income tax expense                                         165
Interest expense                                           213
Amortization of debt premium and discount, net              (1)
Portion of rents representative of an interest factor       13
                                                          ----

Adjusted earnings before taxes and fixed charges          $659
                                                          ====

FIXED CHARGES:
Interest expense                                          $213
Amortization of debt premium and discount, net              (1)
Portion of rents representative of an interest factor       13
Capitalized interest                                         2
                                                          ----

Total fixed charges                                       $227
                                                          ====

RATIO OF EARNINGS TO FIXED CHARGES                         2.9
                                                          ====

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